SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2007

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Definitive Agreements

Magna Entertainment Corp. (the “Registrant” or the “Corporation”) announced on December 21, 2007 that it has entered into an agreement to sell 225 acres of excess real estate located in Ebreichsdorf, Austria to a subsidiary of Magna International Inc. (“MII”) for use in its automotive business for a purchase price of 20.0 million Euros (approximately US$28.7 million at today’s exchange rates), subject to customary adjustments. The closing of the transaction is expected to occur during the first quarter of 2008 following the satisfaction of customary closing conditions including obtaining all necessary regulatory approvals. The net proceeds received on closing will be used entirely to repay debt.

The Registrant’s consideration of the transaction was supervised by the Special Committee of its board of directors, consisting of Jerry D. Campbell (Chairman), Anthony Campbell and William J. Menear. The transaction was approved by the Registrant’s Board after a unanimous recommendation of the Special Committee.

The transaction was also reviewed by MII’s Corporate Governance and Compensation Committee and subsequently approved by the independent members of MII’s Board based on the unanimous recommendation of the Committee.

Item 7.01   Regulation FD Disclosure

On December 21, 2007, the Registrant issued a press release announcing the entering into of agreements to sell excess real estate located in Ebreichsdorf, Austria and Porter, New York.

The full text of the press release is attached as Exhibit 99.1 to this Current report on Form 8-K and is incorporated by reference herein.

Item 8.01   Other Events

The Registrant also announced that it has entered into sale agreements, with unrelated parties, for three parcels of excess real estate comprising approximately 825 acres in Porter, New York. The expected total sale proceeds from these transactions are US$1.8 million. These sale transactions are expected to be completed on or about December 28, 2007 and the net sale proceeds will be used entirely to repay debt.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Copy of Registrant’s Press Release dated December 21, 2007.

In accordance with general instruction B.2 to Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

December 21, 2007	by:	/s/ William G. Ford
William G. Ford,
Secretary